As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-126458

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4435 EASTGATE MALL, SUITE 400

SAN DIEGO, CALIFORNIA 92121

(858) 587-9333

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

RICHARD B. HOLLIS

CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 EASTGATE MALL, SUITE 400

SAN DIEGO, CALIFORNIA 92121

(858) 587-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ERIC J. LOUMEAU, ESQ.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 EASTGATE MALL, SUITE 400

SAN DIEGO, CALIFORNIA 92121

(858) 587-9333

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 originally filed by Hollis-Eden Pharmaceuticals, Inc. (the “Registrant”) with the Commission on July 8, 2005 (Registration No. 333-126458) (the “Registration Statement”), is being filed to deregister certain shares of the Registrant’s common stock (the “Shares”), warrants to purchase shares of the Registrant’s common stock (the “Warrants”), and the shares of the Registrant’s common stock issuable upon the exercise of the Warrants (the “Warrant Shares”). The Registrant previously registered, pursuant to the Registration Statement, Shares, Warrants and Warrant Shares in an aggregate amount of 5,000,000 shares of the Registrant’s common stock (collectively, the “Securities”). As of the date hereof, the Registrant had completed one public offering in which it issued an aggregate of 4,800,000 of the Securities under the Registration Statement. The Registrant does not intend to sell any additional Securities under the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby deregisters the 200,000 Securities that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on June 30, 2006.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Richard B. Hollis
Richard B. Hollis Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Richard B. Hollis Richard B. Hollis	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2006

/s/ Daniel D. Burgess Daniel D. Burgess	Chief Operating Officer/Chief Financial Officer (Principal Financial Officer)	June 30, 2006

/s/ Robert W. Weber Robert W. Weber	Vice-President-Controller/Chief Accounting Officer (Principal Accounting Officer)	June 30, 2006

/s/ * J. Paul Bagley III	Director	June 30, 2006

/s/ * Jerome M. Hauer	Director	June 30, 2006

/s/ * Brendan R. McDonnell	Director	June 30, 2006

/s/ * Thomas Charles Merigan, Jr	Director	June 30, 2006

/s/ * Marc R. Sarni	Director	June 30, 2006

/s/ * Salvatore J. Zizza	Director	June 30, 2006

/s/ * * By: Richard B. Hollis, as attorney-in-fact	Director	June 30, 2006